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                                                                 EXHIBIT 10.39


                               LICENSE AGREEMENT


Date:    December 13, 1996

Re:      DISNEY'S GEORGE OF THE JUNGLE

This License agreement ("Agreement") is entered into by and between Disney Enterprises, Inc. ("Disney"), with a principal place of business at 500 South Buena Vista Street, Burbank, California 91521, and IMPACT, INC. ("Licensee"), with its principal place of business at 1515 N. Federal Highway, Suite 208, Boca Raton, Florida 33432. Disney and Licensee agree as follows:

1.       MEANING OF TERMS

         A. "LICENSED MATERIAL" means the graphic representations of the following:

                          DISNEY'S GEORGE OF THE JUNGLE characters, but only such characters and depictions of such characters as may be designated by Disney;

                 and designated still scenes from the motion picture identified in Subparagraph 1.B. hereafter.

         B. "TRADEMARKS" means "Wait Disney", "Disney", the representations of Licensed Material included in Subparagraph 1.A. above, and the logo of the following motion picture:

                         DISNEY'S GEORGE OF THE JUNGLE

         C. "ARTICLES" means the following items on or in connection with which the Licensed Material and/or the Trademarks are reproduced or used, and includes each and every stock keeping unit ("SKU") of each Article:

                 (1)      Portfolios
                 (2)      Binders
                 (3)      Theme books
                 (4) Study kits, including pencil pouch, ruler, sharpener, eraser (poly bagged)
                 (5)      12" die-cut rulers
                 (6)      Five (5) pack pencils
                 (7)      3"x5" memo pads
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                 (8)      Die-cut erasers

         D. "MINIMUM PER ARTICLE ROYALTY" means for each Article identified herein which is sold the sum indicated herein:

                          [*]

         E. "PRINCIPAL TERM" means the period commencing December 13, 1996, and ending December 31, 1999.

         F. "TERRITORY" means the United States, United States PX's wherever located, and United States territories and possessions, excluding Puerto Rico, Guam, Commonwealth of Northern Mariana Islands and Palau. However, if sales are made to chain stores in the United States which have stores in Puerto Rico, such chain stores may supply Articles to such stores in Puerto Rico.

         G. "ROYALTIES" means a royalty in the amounts set forth below in Subparagraphs 1.G.(1)(a), (b), and (c) and Royalties shall be further governed by the provisions contained in Subparagraphs 1.G.(2)-(6):

                 (1)(a) [*] of Licensee's Net Invoiced Billings to authorized Retailers and Wholesalers for Articles shipped by Licensee from a location in the Territory for delivery to a customer located in the Territory ("F.O.B. In Sales"); or

                    (b) [*] of Licensee's Net Invoiced Billings to authorized Retailers and Wholesalers when Licensee's customer located in the Territory takes title to the Articles outside the Territory and/or bears the risk of loss of Articles manufactured and shipped to the customer from outside the Territory ("F.O.B. Out Sales"); or

                    (c) if a Minimum Per Article Royalty has been specified in Subparagraph 1.D. above, and it would result in a higher royalty to be paid for the Articles, Licensee agrees to pay the higher royalty amount.





__________________________________

* FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
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                 (2)      The sums paid to Disney as Royalties on any sales to
                          Licensee's Affiliates shall be no less than the sums paid on sales to customers not affiliated with Licensee.

                 (3) All sales of Articles shipped to a customer outside the Territory pursuant to a distribution permission shall bear a Royalty at the rate for F.O.B. Out Sales. However, sales of Articles to Disney's Affiliates outside the Territory shall bear a Royalty at the rate for F.O.B. In Sales.

                 (4) No Royalties are payable on the mere manufacture of Articles.

                 (5) The full Royalty percentage shall be payable on close-out or other deep discount sales of Articles, including sales to employees.

                 (6) Royalties reported on sales of Articles which have been returned to Licensee for credit or refund and on which a refund has been made or credit memo issued may be credited against Royalties due. The credit shall be taken in the Royalty Payment Period in which the refund is given or credit memo issued. Unused credits may be carried forward, but in no event shall Licensee be entitled to a refund of Royalties.

         H.      "NET INVOICED BILLINGS" means the following:

                 (1) actual invoiced billings (i.e., sales quantity multiplied by Licensee's selling price) for Articles sold, and all other receivables of any kind whatsoever, received in payment for the Articles, whether received by Licensee or any of Licensee's Affiliates, except as provided in Subparagraph 1.H.(2), less "Allowable Deductions" as hereinafter defined.

                 (2) The following are not part of Net Invoiced Billings: invoiced charges for transportation of Articles within the Territory which are separately identified on the sales invoice, and sales taxes.

         I.      "ALLOWABLE DEDUCTIONS" means the following:

                 (1)      volume discounts, and other discounts from the
                          invoice price (or post-invoice credits) unilaterally imposed in the regular course of business by Licensee's customers, so long as Licensee documents such discounts (or credits) to Disney's satisfaction. In the event a documented
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                          unilateral discount (or credit) is taken with respect
                          to combined sales of Articles and other products not licensed by Disney, and Licensee cannot document the portion of the discount (or credit) applicable to the Articles, Licensee may apply only a pro rata portion of the discount (or credit) to the Articles. Unilateral discounts or credits are never deductible if they represent items listed below in Subparagraph 1.I.(2).

                 (2) The following are not Allowable Deductions, whether granted on sales invoices or unilaterally imposed as discounts or as post-invoice credits: cash discounts granted as terms of payment; early payment discounts; allowances or discounts relating to advertising; mark down allowances; new store allowances; defective goods allowances or allowances taken by customers in lieu of returning goods; costs incurred in manufacturing, importing, selling or advertising Articles; freight costs incorporated in the selling price; and uncollectible accounts.

         J. "ROYALTY PAYMENT PERIOD" means each calendar quarterly period during the Principal Term and during the sell-off period, if granted.

         K. "ADVANCE" means the following sum(s) payable by the following date(s) as an advance on Royalties to accrue in the following period(s):

                          [*] payable upon Licensee's signing of this Agreement for the Principal Term,

         L. "GUARANTEE" means the following sum(s) which Licensee guarantees to pay as minimum Royalties on Licensee's cumulative sales in the following period(s):

                          [*] for the Principal Term.

         M. "SAMPLES" means twelve (12) samples of each SKU of each Article, from the first production run of each supplier of each SKU of each Article.

         N. "PROMOTION COMMITMENT" means the following sum(s) which Licensee agrees to spend in the following way(s):





__________________________________

* FILED SEPARATELY WITH COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
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                 Licensee hereby acknowledges Licensee's understanding that
                 Disney is implementing a common marketing and promotional fund (the "Common Marketing Fund"), during the Principal Term, for purposes of marketing and promoting the Licensed Material and the Trademarks, as Disney may deem appropriate in Disney's absolute discretion. In order to implement the Common Marketing Fund, Licensee shall be required, from time to time at Disney's request, to provide a contribution(s) to the Common Marketing Fund, the cumulative total of which shall not exceed one percent (1%) of Licensee's Net Invoiced Billings for Articles (such Net Invoiced Billings to be estimated by Disney in a reasonable manner) during the Principal Term, but in no event less than a cumulative total of one percent (1%) of the quotient of (the Guarantee divided by the Royalty rate for F.O.B. In Sales). Within fifteen (15) days after each request by Disney, Licensee shall pay to Disney the amount of the contribution designated by Disney. Such contribution may be expended by Disney and/or Disney's designees in the amount and in the manner Disney deems most appropriate in order to market, promote, and advertise the Licensed Material and the Trademarks. Licensee's contribution shall only be spent for the promotion of the Licensed Material and the Trademarks licensed hereunder. However, Disney does not ensure that Licensee will benefit directly or pro-rata from the operation of the Common Marketing Fund. Licensee shall not be entitled to any audit rights with regard to the Common Marketing Fund.

         O. "MARKETING DATE" means the following date(s) by which the following Article(s) shall be available for purchase by the public at the retail outlets authorized pursuant to Subparagraph 2.A.:

                          By the release date of the motion picture referenced in Subparagraph 1.B. (to be determined), for all Articles. When the actual release date of the motion picture is determined, Licensee shall be advised of such date in writing.

         P. "AFFILIATE" means, with regard to Licensee, any corporation or other entity which directly or indirectly controls, is controlled by, or is under common control with Licensee, with regard to Disney, "Affiliate" means any corporation or other entity which directly or indirectly controls, is controlled by, or is under common control with Disney. "Control" of an entity shall mean possession, directly or indirectly, of power to direct or cause the direction of management : or policies of such entity, whether through ownership of voting securities, by contract or otherwise.
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         Q.      "LAWS" means any and all applicable laws, rules, regulations, voluntary industry standards, association laws, codes or other obligations pertaining to any of Licensee's activities under this Agreement, including but not limited to those applicable to the manufacture, pricing, sale and/or distribution of the Articles.

         R. "RETAILER" means independent and chain retail outlets which have storefronts and business licenses, and which customers walk into, not up to; "WHOLESALER" means a seller of items to retailers, not consumers, and includes the term "distributor". The following do not qualify as authorized sales outlets for Articles under this Agreement under any circumstances: swap meets, flea markets, street peddlers, unauthorized kiosks, and the like.

2.       RIGHTS GRANTED

         A. In consideration for Licensee's promise to pay and Licensee's payment of all Royalties, Advances and Guarantees required hereunder, Disney grants Licensee the non-exclusive right, during the Principal Term, and only within the Territory, to reproduce the Licensed Material only on or in connection with the Articles, to use such Trademarks and uses thereof as may be approved when each SKU of the Articles is approved and only on or in connection with the Articles, and to manufacture, distribute for sale and sell the Articles (other than by direct marketing methods, which includes but is not limited to, computer on-line selling, direct mail and door-to-door solicitation). Licensee will sell the Articles only to the following Retailers in the Territory for resale to the public in the Territory, or to Wholesalers in the Territory for resale only to the following Retailers: (1) mass market Retailers (including such Retailers as Target, Toys R Us, WalMart and KMart), (2) value-oriented department stores (including such Retailers as Sears, Mervyn's and Montgomery
                 Ward), (3) value-oriented specialty stores, (4) mid-tier department stores (including such Retailers as J.C. Penney and Kohl's), and (5) drug chains. Licensee will not sell the Articles to other Retailers, or to supermarkets or food chains, or to other Wholesalers. In addition, Licensee may not sell the Articles to Retailers selling merchandise on a duty-free basis, or to Wholesalers for resale to such Retailers, unless such Retailer or Wholesaler has a then-current license agreement with Disney or any of Disney's Affiliates permitting it to make such duty-free sales. Licensee may sell the Articles to authorized customers for resale through the pre-approved mail order catalogs listed on the Catalog Schedule to this Agreement. If there is a question as to whether a particular customer falls within any of the categories specified above, Disney's determination shall be binding.
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         B.      Unless Disney consents in writing, Licensee shall not sell or otherwise provide Articles for use as premiums (including those in purchase-with purchase promotions), promotions, give-aways, fund-raisers, or entries in sweepstakes, or through unapproved direct marketing methods, including but not limited to, home shopping television programs, or to customers for inclusion in another product. If Licensee wishes to sell the Articles to customers for resale through mail order catalogs other than those listed on the Catalog Schedule hereto, Licensee must obtain Disney's prior written consent in each instance. However, Licensee may solicit orders by mail from those Wholesalers or Retailers authorized pursuant to Subparagraph 2.A. above, and Licensee may sell to such authorized Retailers which sell predominantly at retail, but which include the Articles in their mail order catalogs, or otherwise sell Articles by direct marketing methods as well as at retail.

         C. The prohibition of computer on-line selling referenced in Subparagraph 2.A. includes, but is not limited to, the display, promotion or offering of Articles in or on any on-line venues, including but not limited to, any catalog company's or Retailer's "Websites," "home pages," or any similar venues, except as specifically permitted in the next two sentences. With Disney's prior written permission, Articles approved by Disney may be displayed and promoted on Disney-controlled Internet services, only within the Territory. In addition, with Disney's prior written permission, Articles approved by Disney may be displayed and promoted on Licensee's own Website; however, Licensee must obtain Disney's prior written approval of all creative and editorial elements of such promotional uses, in accordance with the provisions of Paragraph 7 of this Agreement.

         D. Unless Disney consents in writing, Licensee shall not give away or donate Articles to Licensee's accounts or other persons for the purpose of promoting sales of Articles, except for minor quantities or samples which are not for onward distribution.

         E. Nothing contained herein shall preclude Licensee from selling Articles to Disney or to any of Disney's Affiliates, or to Licensee's or Disney's employees, subject to the payment to Disney of Royalties on such sales.

         F. Disney further grants Licensee the right to reproduce the Licensed Material and to use the approved Trademarks, only within the Territory, during the Principal Term, on containers, packaging and display material for the Articles, and in advertising for the Articles.
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         G.      Nothing contained in this Agreement shall be deemed to imply any restriction on Licensee's freedom and that of Licensee's customers to sell the Articles at such prices as Licensee or they shall determine.

         H. Licensee recognizes and acknowledges the vital importance to Disney of the characters and other proprietary material Disney owns and creates, and the association of the Disney name with them. In order to prevent the denigration of Disney's products and the value of their association with the Disney name, and in order to ensure the dedication of Licensee's best efforts to preserve and maintain that value, Licensee agrees that, during the Principal Term and any extension hereof, Licensee will not manufacture or distribute any merchandise embodying or bearing any artwork or other representation which Disney determines, in Disney's reasonable discretion, is confusingly similar to Disney's characters or other proprietary material.

         I. Licensee's obligations under this Agreement shall be secured by the letter of credit which is the subject of the Revised Global Amendment dated December 6, 1996, between Disney and ERO, Inc. In the event such Revised Global Amendment is not executed, then Licensee shall maintain the irrevocable letter of credit it currently has in place to secure payment of Licensee's obligations hereunder and under any other prior, concurrent or subsequent agreement between the parties (in addition to any and all separate letters of credit that may be in place regarding such agreement(s)). Licensee agrees to modify such letter of credit as necessary to ensure that it does not expire earlier than May 31, 2000. In the event of one or more partial draws on such letter of credit, Licensee agrees to restore it to the original amount within fifteen (
                 15) days after the partial draw(s).

3.       ADVANCE

         A. Licensee agrees to pay the Advance, which shall be on account of Royalties to accrue during the Principal Term only, and only with respect to sales in the Territory; provided, however, that if any part of the Advance is specified hereinabove as applying to any period less than the Principal Term, such part shall be on account of Royalties to accrue during such lesser period only. If said Royalties should be less than the Advance, no part of the Advance shall be repayable.

         B. Royalties accruing during any sell-off period or extension of the Principal Term shall not be offset against the Advance unless otherwise agreed in writing.
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                 Royalties accruing during any extension of the Principal Term or any other term shall be offset only against an advance paid with respect to such extended term.

         C. In no event shall Royalties accruing by reason of any sales to Disney or any of Disney's Affiliates or by reason of sales outside the Territory pursuant to a distribution permission be offset against the Advance or any subsequent advance.

4.       GUARANTEE

         A. Licensee shall, with Licensee's statement for each Royalty Payment Period ending on a date indicated in Subparagraph I.L. hereof defining "Guarantee," or upon termination if the Agreement is terminated prior to the end of the Principal Term, pay Disney the amount, if any, by which cumulative Royalties paid with respect to sales in the Territory during any period or periods covered by the Guarantee provision, or any Guarantee provision contained in any agreement extending the term hereof, fall short of the amount of the Guarantee for such period.

         B. Advances applicable to Royalties due on sales in the period to which the Guarantee relates apply towards meeting the Guarantee.

         C. In no event shall Royalties paid with respect to sales to Disney or to any of Disney's Affiliates, or with respect to sales outside the Territory pursuant to a distribution permission, apply towards the meeting of the Guarantee or any subsequent guarantee.

5.       PRE-PRODUCTION APPROVALS

         A. As early as possible, and in any case before commercial production of any Article, Licensee shall submit to Disney for Disney's review and written approval (to utilize such materials in preparing a pre-production sample) all concepts, all preliminary and proposed final artwork, and all three dimensional models which are to appear on or in any and all SKUs of the Article. Thereafter, Licensee shall submit to Disney for Disney's written approval a pre-production sample of each SKU of each Article. Disney shaH endeavor to respond to such requests within a reasonable time, but such approvals should be sought as early as possible in case of delays. In addition to the foregoing, as early as possible, and in any case no later than sixty (60) days following written conceptual approval, Licensee shall supply to Disney for Disney's use for
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                 internal purposes, a mock-up, prototype or pre production
                 sample of each SKU of each Article on or in connection with which the Licensed Material is used. Licensee acknowledges that Disney may not approve concepts or artwork submitted near the end of the Principal Term. Any pre-production approval Disney may give will not constitute or imply a representation or belief by Disney that such materials comply with any applicable Laws.

         B. Approval or disapproval shall lie solely in Disney's discretion, and any SKU of any Article not so approved in writing shall be deemed unlicensed and shall not be manufactured or sold. If any unapproved SKU of any Article is being sold, Disney may, together with other remedies available to Disney, including but not limited to, immediate termination of this Agreement, by written notice require such SKU of such Article to be immediately withdrawn from the market. Any modification of any SKU of an Article, including, but not limited to, change of materials, color, design or size of the representation of Licensed Material must be submitted in advance for Disney's written approval as if it were a new SKU of an Article. Approval of any SKU of an Article which uses particular artwork does not imply approval of such artwork for use with a different Article. The fact that artwork has been taken from a Disney publication or a previously approved Article does not mean that its use will necessarily be approved in connection with an Article licensed hereunder.

         C. If Licensee submits for approval artwork from an article or book manufactured or published by another licensee of Disney's or of any of Disney's Affiliates, Licensee must advise Disney in writing of the source of such artwork. If Licensee fails to do so, any approval which Disney may give for use by Licensee of such artwork may be withdrawn by giving Licensee written notice thereof, and Licensee may be required by Disney not to sell Articles using such artwork.


         D. Licensee is responsible for the consistent quality and safety of the Articles and their compliance with applicable Laws. Disney will not unreasonably object to any change in the design of an Article or in the materials used in the manufacture of the Article or in the process of manufacturing the Articles which Licensee advises Disney in writing is intended to make the Article safer or more durable.


         E. If Disney has supplied Licensee with forms for use in applying for approval of artwork, models, pre-production and production samples of Articles, Licensee shall use such forms when submitting anything for Disney's approval.
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         F.      The Articles are subject to any third party approvals Disney deems necessary to obtain. Disney will act as the liaison with such third parties during the approval process.

6.       APPROVAL OF PRODUCTION SAMPLES

         A. Before shipping an Article to any customer, Licensee agrees to furnish to Disney, from the first production run of each supplier of each of the Articles, for Disney's approval of all aspects of the Article in question, the number of Samples with packaging which is hereinabove set forth, which shall conform to the approved artwork, three-dimensional models and pre-production sample. Approval or disapproval of the artwork as it appears on any SKU of the Article, as well as of the quality of the Article, shall lie in Disney's sole discretion and may, among other things, be based on unacceptable quality of the artwork or of the Article as manufactured. Any SKU of any Article not so approved shall be deemed unlicensed, shall not be sold and, unless otherwise agreed by Disney in writing, shall be destroyed. Such destruction shall be attested to in a certificate signed by one of Licensee's officers. Production samples of Articles for which Disney has approved a preproduction sample shall be deemed approved, unless within twenty (20) days of Disney's receipt of such production sample Disney notifies Licensee to the contrary. Any approval of a production sample attributable to Disney win not constitute or imply a representation or belief by Disney that such production sample complies with any applicable Laws.

         B. Licensee agrees to make available at no charge such additional samples of any or all SKUs of each Article as Disney may from time to time reasonably request for the purpose of comparison with earlier samples, or for Disney's anti-piracy efforts, or to test for compliance with applicable Laws, and to permit Disney to inspect Licensee's manufacturing operations and testing records (and those of Licensee's third-party manufacturers) for the Articles.

         C. Licensee acknowledges that Disney may disapprove any SKU of an Article or a production run of any SKU of an Article because the quality is unacceptable to Disney, and accordingly, Disney recommends that Licensee submit production samples to Disney for approval before committing to a large original production run or to purchase a large shipment from a new supplier.

         D. No modification of an approved production sample shall be made without Disney's further prior written approval. Ail SKUs of Articles being sold must conform in all respects to the approved production sample. It is understood that
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                 if in Disney's reasonable judgment the quality of any SKU of an Article originally approved has deteriorated in later production runs, or if the SKU has otherwise been altered, Disney may, in addition to other remedies available to Disney, by written notice require such SKU of the Article to be immediately withdrawn from the market.

         E. The rights granted hereunder do not permit the sale of "seconds" or "irregulars". All Articles not meeting the standard of approved samples shall be destroyed or all Licensed Material and Trademarks shall be removed or obliterated therefrom.

         F. Licensee is responsible for the consistent quality and safety of the Articles and their compliance with applicable Laws. Disney will not unreasonably object to any change in the design of an Article or in the materials used in the manufacture of the Article or in the process of manufacturing the Articles which Licensee advises Disney in writing is intended to make the Article safer or more durable.

         G. Disney shall have the right, by written notice to Licensee, to require modification of any SKU of any Article approved by Disney under this or any previous agreement between the parties pertaining to Licensed Material. Likewise, if the Principal Term of this Agreement is extended by mutual agreement, Disney shall have the fight, by written notice to Licensee, to require modification of any SKU of any Article approved by Disney under this Agreement. It is understood that there is no obligation upon either party to extend the Agreement.

         H. If Disney notifies Licensee of a required modification under Subparagraph 6.G. with respect to any SKU of a particular Article, such notification shall advise Licensee of the nature of the changes required, and Licensee shall not accept any order for any such Article until the subject SKU has been resubmitted to Disney with such changes and Licensee has received Disney's written approval of the Article as modified. However, Licensee may continue to distribute Licensee's inventory of the previously approved Articles until such inventory is exhausted (unless such Articles are dangerously defective, as determined by Disney). Upon Disney's request, Licensee agrees to give Disney written notice of the first ship date for each Article.

         I. If Disney has inadvertently approved a concept, pre-production sample, or production sample of a product which is not included in the Articles under this
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                 Agreement, or if Disney has inadvertently approved an Article using artwork and/or trademarks not included in the Agreement, such approval may be revoked at any time without any obligation whatsoever on Disney's part to Licensee. Any such product as to which Disney's approval is revoked shall be deemed unauthorized and shall not be distributed or sold by or for Licensee.

7.       APPROVAL OF PACKAGING, PROMOTIONAL MATERIAL AND ADVERTISING

         A. All containers, packaging, display material, promotional material, catalogs, and all advertising, including but not limited to, television advertising and press releases, for Articles must be submitted to Disney and receive Disney's written approval before use. To avoid unnecessary expense if changes are required, Disney's approval thereof should be procured when such is still in rough or storyboard format. Disney shall endeavor to respond to requests for approval within a reasonable time. Approval or disapproval shall lie in Disney's sole discretion, and the use of unapproved containers, packaging, display material, promotional material, catalogs or advertising is prohibited. Disney's approval of any containers, packaging, display material, promotional material, catalogs or advertising under this Agreement will not constitute or imply a representation or belief by Disney that such materials comply with any applicable Laws. Whenever Licensee prepares catalog sheets or other printed matter containing illustrations of Articles, Licensee will furnish to Disney five (5) copies thereof when they are published.

         B. If Disney has supplied Licensee with forms for use in applying for approval of materials referenced in this Paragraph 7, Licensee shall use such forms when submitting anything for Disney's approval.

         C. Disney has designed character artwork and/or a brand name logo(s) to be used by all licensees in connection with the packaging of all merchandise using the Licensed Material, and, if applicable, on hang tags and garment labels for such merchandise. Disney will supply Licensee with reproduction artwork thereof, and Licensee agrees to use such artwork and/or logo(s) on the packaging of the Articles, and, if applicable, on hang tags and garment labels, which Licensee will have printed and attached to each Article at Licensee's cost. Disney recommends that Licensee source the hang tags and garment labels from Disney's authorized manufacturer (if any) of pre approved hang tags and garment labels, the name of which will be provided to Licensee upon request. However, Licensee may use another manufacturer for the required hang tags
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                 and garment labels if the hang tags and garment labels
                 manufactured are of equivalent quality and are approved by Disney in accordance with Disney's usual approval process.

8.       ARTWORK

         Licensee shall pay Disney, within thirty (30) days of receiving an invoice therefor, for Style Guides and for artwork done at Licensee's request by Disney or third parties under contract to Disney in the development and creation of Articles, display, packaging or promotional material (including any artwork which in Disney's opinion is necessary to modify artwork initially prepared by Licensee and submitted to Disney for approval, subject to Licensee's prior written approval) at Disney's then prevailing commercial art rates. Estimates of artwork charges are available upon request. While Licensee is not obligated to utilize the services of Disney's Art Department, Licensee is encouraged to do so in order to minimize delays which may occur if outside artists do renditions of Licensed Material which Disney cannot approve and to maximize the attractiveness of the Articles. Artwork will be returned to Licensee by overnight courier, at Licensee's cost (unless other arrangements are made).

9.       PRINT, RADIO OR TV ADVERTISING

         Licensee will obtain all approvals necessary in connection with print, radio or television advertising, if any, which Disney may authorize. Licensee represents and warrants that all advertising and promotional materials shall comply with all applicable Laws. Disney's approval of copy or storyboards for such advertising will not constitute or imply a representation or belief by Disney that such copy or storyboards comply with any applicable Laws. This Agreement does not grant Licensee any rights to use the Licensed Material in animation. Licensee may not use any animation or live action footage from the motion picture from which the Licensed Material comes without Disney's prior written approval in each instance. In the event Disney approves the use of film clips of the motion picture from which the Licensed Material comes, for use in a television commercial, Licensee shall be responsible for any re-use fees which may be applicable, including SAG payments for talent. No reproduction of the film clip footage shall be made except for inclusion, as approved by Disney, in such commercial and there shall be no modifications of the film clip footage. All film clip footage shall be returned to Disney immediately after its inclusion in such commercial. Disney shall have the right to prohibit Licensee from advertising the Articles by means of television and/or billboards. Such fight shall be exercised within Disney's absolute discretion, including without limitation for reasons of overexposure of the Licensed Material.
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10.      LICENSEE NAME AND ADDRESS ON ARTICLES

         A. Licensee's name, trade name (or Licensee's trademark which Licensee has advised Disney in writing that Licensee is using) and Licensee's address (at least city and state) will appear on permanently affixed labeling on each Article or, if the
                 Article is sold to the public in packaging or a container, printed on such packaging or a container so that the public can identify the supplier of the Article. On soft goods "permanently affixed" shall mean sewn on. RN numbers do not constitute a sufficient label under this paragraph.

         B. Licensee shall advise Disney in writing of all trade names or trademarks Licensee wishes to use on Articles being sold under this license. Licensee may sell the Articles only under mutually agreed upon trade names or trademarks.

11.      COMPLIANCE WITH APPROVED SAMPLES AND APPLICABLE LAWS AND STANDARDS

         A. Licensee covenants that each Article and component thereof distributed hereunder shall be of good quality and free of defects in design, materials and workmanship, and shall comply with all applicable Laws, and such specifications, if any, as may have been specified in connection with this Agreement (e.g., Disney's Apparel Performance Specification Manual, if the Articles are items of apparel), and shall conform to the Sample thereof approved by Disney.

         B. Without limiting the foregoing, Licensee covenants on behalf of Licensee's own company, and on behalf of all of Licensee's third-party manufacturers and suppliers (collectively, "Manufacturers"), as follows:

                 (1) Licensee and the Manufacturers agree not to use child labor in the manufacturing, packaging or distribution of Disney merchandise, The term "child" refers to a person younger than the age for completing compulsory education, but in no case shall any child younger than fourteen (14) years of age be employed in the manufacturing, packaging or distribution of Disney merchandise.

                 (2) Licensee and the Manufacturers agree to provide employees with a safe and healthy workplace in compliance with all applicable Laws. Licensee and the Manufacturers agree to provide Disney with all information
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                          Disney may request about manufacturing, packaging and
                          distribution facilities for the Articles.

                 (3) Licensee and the Manufacturers agree only to employ persons whose presence is voluntary. Licensee and the Manufacturers agree not to use prison labor, or to use corporal punishment or other forms of mental or physical coercion as a form of discipline of employees.

                 (4) Licensee and the Manufacturers agree to comply with all applicable wage and hour Laws, including minimum wage, overtime, and maximum hours. Licensee and the Manufacturers agree to utilize fair employment practices as defined by applicable Laws.

                 (5) Licensee and the Manufacturers agree not to discriminate in hiring and employment practices on grounds of race, religion, national origin, political affiliation, sexual preference, or gender.

                 (6) Licensee and the Manufacturers agree to comply with all applicable environmental Laws.

                 (7) Licensee and the Manufacturers agree to comply with all applicable Laws pertaining to the manufacture, pricing, sale and distribution of the Articles.

                 (8) Licensee and the Manufacturers agree that Disney may engage in activities such as unannounced on-site inspections of manufacturing, packaging and distribution facilities in order to monitor compliance with applicable Laws.

         C. Both before and after Licensee puts Articles on the market, Licensee shall follow reasonable and proper procedures for testing that Articles comply with a applicable Laws, and shall permit Disney's designees to inspect testing, manufacturing and quality control records and procedures and to test the Articles for compliance. Licensee agrees to promptly reimburse Disney for the reasonable costs of such testing. Licensee shall also give due consideration to any recommendations by Disney that Articles exceed the requirements of applicable Laws. Articles not manufactured, packaged or distributed in accordance with applicable Laws shall be deemed unapproved, even if previously approved by Disney, and shall not be shipped unless and until they have been brought into full compliance therewith.
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12.      DISNEY OWNERSHIP OF ALL RIGHTS IN LICENSED MATERIAL

         Licensee acknowledges that the copyrights and all other proprietary rights in and to Licensed Material are exclusively owned by and reserved to Disney or its licensor. Licensee shall neither acquire nor assert copyright ownership or any other proprietary rights in Licensed Material or in any derivation, adaptation, variation or name thereof Without limiting the foregoing, Licensee hereby assigns to Disney an Licensee's worldwide right, title and interest in the Licensed Material and in any material objects consisting of or incorporating drawings, paintings, animation cels, or sculptures of Licensed Material, or other derivations, adaptations, computations, collective works, variations or names of Licensed Material, heretofore or hereafter created by or for Licensee or any of Licensee's Affiliates. All such new materials shall be included in the definition of "Licensed Material" under this Agreement. If any third party makes or has made any contribution to the creation of any new materials which are included in the definition of Licensed Material under this Paragraph 12, Licensee agrees to obtain from such party a full assignment of rights so that the foregoing assignment by Licensee shall vest full rights to such new materials in Disney. Licensee further covenants that any such new materials created by Licensee or by any third party Licensee has engaged are original to Licensee or -such third party and do not violate the rights of any other person or entity; this covenant regarding originality shall not extend to any materials Disney supplies to Licensee, but does apply to all materials Licensee or Licensee's third party contractors may add thereto. The foregoing assignment to Disney of material objects shall not include that portion of Licensee's displays, catalogs or promotional material not containing Licensed Material, or the physical items constituting the Articles, unless such items are in the shape of the Licensed Material.

13.      COPYRIGHT NOTICE

         As a condition to the grant of rights hereunder, each Article and any other matter containing Licensed Material shall bear a properly located permanently affixed copyright notice in Disney's name (e.g., "(C) Disney"), and in the name of Jay Ward Productions, Inc. (e.g., "Animated characters (C)Jay Ward Productions, Inc."), or such other notice as Disney specifies to Licensee in writing. Licensee will comply with such instructions as to form, location and content of the notice as Disney may give from time to time. Licensee will not, without Disney's prior written consent, affix to any Article or any other matter containing Licensed Material a copyright notice in any other name. If through inadvertence or otherwise a copyright notice on any Article or other such matter should appear in Licensee's name or the name of a third party, Licensee hereby agrees to assign to Disney the copyright represented by any such copyright notice in Licensee's name and, upon request, cause the execution and delivery to
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         Disney of whatever documents are necessary to convey to Disney that copyright represented by any such copyright notice. If by inadvertence a proper copyright notice is omitted from any Article or other matter containing Licensed Material, Licensee agrees at Licensee's expense to use all reasonable efforts to correct the omission on a such Articles or other matter in process of manufacture or in distribution. Licensee agrees to advise Disney promptly and in writing of the steps being taken to correct any such omission and to make the corrections on existing Articles which can be located.

14.      NON-ASSOCIATION OF OTHER FANCIFUL CHARACTERS WITH LICENSED MATERIAL

         To preserve Disney's identification with Disney's characters and to avoid confusion of the public, Licensee agrees not to associate other characters or licensed properties with the Licensed Material or the Trademarks either on the Articles or in their packaging, or, without Disney's written permission, on advertising, promotional or display materials. If Licensee wishes to use a character which constitutes Licensee's trademark on the Articles or their packaging, or otherwise in connection with the Articles, Licensee agrees to obtain Disney's prior written permission.


15.      ACTIVE MARKETING OF ARTICLES

         Licensee agrees to manufacture (or have manufactured for Licensee) and offer for sale all the Articles and to exercise the rights granted herein. Licensee agrees that by the Marketing Date applicable to a particular Article or, if such a date is not specified in Subparagraph 1.0., by six (6) months from the commencement of the Principal Term or the date of any applicable amendment, shipments to customers of such Article will have taken place in sufficient time that such Article shall be available for purchase in commercial quantities by the public at the retail outlets authorized pursuant to Subparagraph 2.A. In any case in which such sales have not taken place or when the Article is not then and thereafter available for purchase in commercial quantities by the public, Disney may either invoke Disney's remedies under Paragraph 28, or withdraw such Article from the list of Articles licensed in this Agreement without obligation to Licensee other than to give Licensee written notice thereof.


16.      PROMOTION COMMITMENT

         Licensee agrees to carry out the Promotion Commitment, if any, as defined in Subparagraph 1.N.
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17.      TRADEMARK RIGHTS AND OBLIGATIONS

         A. All uses of the Trademarks by Licensee hereunder shall inure to Disney's benefit. Licensee acknowledges that Disney or its licensor is the exclusive owner of all the Trademarks, and of any trademark incorporating all or any part of a Trademark or any Licensed Material, and the trademark rights created by such uses. Without limiting the foregoing, Licensee hereby assigns to Disney all the Trademarks, and any trademark incorporating all or any part of a Trademark or any Licensed Material, and the trademark rights created by such uses, together with the goodwill attaching to that part of the business in connection with which such Trademarks or trademarks are used. Licensee agrees to execute and deliver to Disney such documents as Disney requires to register Licensee as a Registered User or Permitted User of the Trademarks or such trademarks and to follow Disney's instructions for proper use thereof in order that protection and/or registrations for the Trademarks and such trademarks may be obtained or maintained.

         B. Licensee agrees not to use any Licensed Material or Trademarks, or any trademark incorporating all or any part of a Trademark or of any Licensed Material, on any business sign, business cards, stationery or forms (except as licensed herein), or to use any Licensed Material or Trademark as the name of Licensee's business or any division thereof, unless otherwise agreed by Disney in writing.

         C. Nothing contained herein shall prohibit Licensee from using Licensee's own trademarks on the Articles or Licensee's copyright notice on the Articles when the Articles contain independent material which is Licensee's property. Nothing contained herein is intended to give Disney any rights to, and Disney shall not use, any trademark, copyright or patent used by Licensee in connection with the Articles which is not derived or adapted from Licensed Material, Trademarks, or other materials owned by Disney or its licensor.

18.      REGISTRATIONS

         Except with Disney's written consent, neither Licensee nor any of Licensee's Affiliates will register or attempt in any country to register copyrights in, or to register as a trademark, service mark, design patent or industrial design, or business designation, any of the Licensed Material, Trademarks or derivations or adaptations thereof, or any word, symbol or design which is so similar thereto as to suggest association with or sponsorship by Disney or any of Disney's Affiliates. In the event of breach of the
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         foregoing, Licensee agrees, at Licensee's expense and at Disney's request, immediately to terminate the unauthorized registration activity and promptly to execute and deliver, or cause to be delivered, to Disney such assignments and other documents as Disney may require to transfer to Disney all rights to the registrations, patents or applications involved.

19.      UNLICENSED USE OF LICENSED MATERIALS

         A. Licensee agrees that Licensee will not use the Licensed Material, or the Trademarks, or any other material the copyright to which is owned or licensed by Disney in any way other than as herein authorized (or as is authorized in any other written contract in effect between the parties). In addition to any other remedy Disney may have, Licensee agrees that all revenues from any use thereof on products other than the Articles (unless authorized by Disney in writing), and all revenues from the use of any other copyrighted material of Disney's or its licensor's without written authorization, shall be immediately payable to Disney.

         B. Licensee agrees to give Disney prompt written notice of any unlicensed use by third parties of Licensed Material or Trademarks, and that Licensee will not, without Disney's written consent, bring or cause to be brought any criminal prosecution, lawsuit or administrative action for infringement, interference with or violation of any fights to Licensed Material or Trademarks. Because of the need for and the high costs of an effective anti piracy enforcement program, Licensee agrees to cooperate with Disney, and, if necessary, to be named by Disney as a sole complainant or co-complainant in any action against an infringer of the Licensed Material or Trademarks and, notwithstanding any right of Licensee to recover same, legal or otherwise, Licensee agrees to pay to Disney, and hereby waives all claims to, all damages or other monetary relief recovered in such action by reason of a judgment or settlement whether or not such damages or other monetary relief, or any part thereof, represent or are intended to represent injury sustained by Licensee as a licensee hereunder; in any such action against an infringer, Disney agrees to reimburse Licensee for reasonable expenses incurred at Disney's request, including reasonable attorney's fees if Disney has requested Licensee to retain separate counsel.

20.      STATEMENTS AND PAYMENTS OF ROYALTIES

         A. Licensee agrees to furnish to Disney by the 30th day after each Royalty Payment Period full and accurate statements on statement forms Disney
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                 designates for Licensee's use, showing all information
                 requested by such forms, including but not limited to, the quantities, Net Invoiced Billings and applicable Royalty rate(s) of Articles invoiced during the preceding Royalty Payment Period, and the quantities and invoice value of Articles returned for credit or refund in such period. At the same time Licensee %kill pay Disney all Royalties due on billings shown by such statements. To the extent that any Royalties are not paid, Licensee authorizes Disney to offset Royalties due against any sums which Disney or any of Disney's Affiliates may owe to Licensee or any of Licensee's Affiliates. No deduction or withholding from Royalties payable to Disney shall be made by reason of any tax. Any applicable tax on the manufacture, distribution and sale of the Articles shall be borne by Licensee.

         B. The statement forms Disney designates for Licensee's use may be changed from time to time, and Licensee agrees to use the most current form Disney provides to Licensee. Licensee agrees to fully comply with all instructions supplied by Disney for completing such forms.

         C. In addition to the other information requested by the statement forms, Licensee's statement shall with respect to all Articles report separately:

                 (1)      F.O.B. In Sales;

                 (2)      F.O.B. Out Sales,

                 (3) if licensed hereunder, sales of Articles using Licensed Material consisting of animated characters (separately reported by SKU and character);

                 (4) if licensed hereunder, sales of Articles using Licensed Material consisting of live action characters from the motion picture referenced in Subparagraph 1.B. (separately reported by SKU and character);

                 (5) sales of Articles outside the Territory pursuant to a distribution permission (indicating the country involved);

                 (6) Licensee's sales of Articles to any of Disney's licensees or Disney's Affiliates' licensees who are licensed to sell the Articles, and who are reselling such Articles and paying Disney royalties on such resales;
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                 (7)      sales of Articles to Disney or any of Disney's
                          Affiliates;

                 (8) sales of Articles to Licensee's or Disney's employees;

                 (9) sales of Articles under any brand or program identified in Subparagraph 1.B. hereinabove,

                 (10) sales of Articles to or for distribution through any mail order catalogs approved under this Agreement.

         D. Sales of items licensed under contracts with Disney other than this Agreement shall not be reported on the same statement as sales of Articles under this Agreement.

         E. Licensee's statements and payments, including all Royalties, shall be delivered to Wachovia South Metro Center, DEI Account, P.O. Box 101947, Atlanta, Georgia 30392. A copy of each statement must be sent to Disney at 500 South Buena Vista Street, Burbank, California 91521-6771, to the attention of the Contract Administrator, Consumer Products Division. If Licensee wishes to send statements and payments by overnight courier, please use the following address: Wachovia South Metro Center, DEI Account, 3585 Atlanta Avenue, Hapeville, GA 30354, Attention Peggy Morris, Reference Lock box 101947. However, Advances should be mailed directly to Disney at 500 South Buena Vista Street, Burbank, California 91521-6771, to the attention of the Contract Administrator or Legal Department, Consumer Products Division.

21.      CONFIDENTIALITY

         Licensee represents and warrants that Licensee did not disclose to any third party the prospect of a license from Disney, and that Licensee did not trade on the prospect of a license from Disney, prior to full execution of this Agreement. Licensee agrees to keep the terms and conditions of this Agreement confidential, and Licensee shall not disclose such terms and conditions to any third party without obtaining Disney's prior written consent; provided, however, that this Agreement may be disclosed on a need-to-know basis to Licensee's attorneys and accountants who agree to be bound by this confidentiality provision.

22.      INTEREST
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         Royalties or any other payments due to Disney hereunder which are received after the due date shall bear interest at the rate of 18% per annum from the due date (or the maximum permissible by law if less than 18%).

23.      AUDITS AND MAINTAINING RECORDS

         A. Licensee agrees to keep accurate records of all transactions relating to this Agreement and any prior agreement with Disney regarding the Licensed Material, including, without limitation, shipments to Licensee of Articles and components thereof, inventory records, records of sales and shipments by Licensee, and records of returns, and to preserve such records for the lesser of seven (7) years or two (2) years after the expiration or termination of this Agreement.

         B. Disney, or Disney's representatives, shall have the right from time to time, during Licensee's normal business hours, but only for the purpose of confirming Licensee's performance hereunder, to examine and make extracts from all such records, including the general ledger, invoices and any other records which Disney reasonably deems appropriate to verify the accuracy of Licensee's statements or Licensee's performance hereunder, including records of Licensee's Affiliates if they are involved in activities which are the subject of this Agreement. In particular, Licensee's invoices shall identify the Articles separately from goods which are not licensed hereunder. Licensee acknowledges that Disney may furnish Licensee with an audit questionnaire, and Licensee agrees to fully and accurately complete such questionnaire, and return it to Disney within the designated time. Disney's use of an audit questionnaire shall not limit Disney's ability to conduct any on-site audit(s) as provided above.

         C. If in an audit of Licensee's records it is determined that there is a short fall of five percent (5%) or more in Royalties reported for any Royalty Payment Period, Licensee shall upon request from Disney reimburse Disney for the full out-of-pocket costs of the audit, including the costs of employee auditors calculated at $60 per hour per person for travel time during normal working hours and actual working time.

         D.      If Licensee has failed to keep adequate records for one or more Royalty Payment Periods, Disney will assume that the Royalties owed to Disney for such Royalty Payment Period(s)
                 are equal to a reasonable amount, determined in Disney's absolute discretion, which may be up to but will not exceed the highest Royalties owed to Disney in a Royalty Payment Period for which Licensee has
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                 kept adequate records; if Licensee has failed to keep adequate records for any Royalty Payment Period, Disney will assume a reasonable amount of Royalties which Licensee will owe to Disney, based on the records Licensee has kept and other reasonable assumptions Disney deems appropriate.

24.      MANUFACTURE OF ARTICLES BY THIRD PARTY MANUFACTURERS

         A. If Licensee at any time desires to have Articles or components thereof containing Licensed Material manufactured by a third party, whether the third party is located within or outside the United States, Licensee must, as a condition to the continuation of this Agreement, notify Disney of the name and address of such manufacturer and the Articles or components involved and obtain Disney's prior written permission to do so. If Disney is prepared to grant permission, Disney will do so if Licensee and each of Licensee's manufacturers and any submanufacturers sign a Consent/Manufacturer's Agreement in a form which Disney will furnish to Licensee and Disney receives all such agreements properly signed.

         (A SAMPLE OF SAID AGREEMENT FORM IS AVAILABLE ON REQUEST)

         B. It is not Disney's policy to reveal the names of Licensee's suppliers to third parties or to any Disney division involved with buying products, except as may be necessary to enforce Disney's contract fights or protect Disney's trademarks and copyrights.

         C. If any such manufacturer utilizes Licensed Material or Trademarks for any unauthorized purpose, Licensee shall cooperate fully in bringing such utilization to an immediate halt. If, by reason of Licensee's not having supplied the above mentioned agreements to Disney or not having given Disney the name of any supplier, Disney makes any representation or takes any action and is thereby subjected to any penalty or expense, Licensee will fully compensate Disney for any cost or loss Disney sustains (in addition to any other legal or equitable remedies available to Disney.

25.      INDEMNITY

         A. Licensee shall indemnify Disney during and after the term hereof against all claims, demands, suits, judgments, losses, liabilities (including settlements entered into in good faith with Licensee's consent, not to be unreasonably withheld) and expenses of any nature (including reasonable attorneys' fees)
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                 arising out of Licensee's activities under this Agreement, including but not limited to, any actual or alleged: (1) negligent acts or omissions on Licensee's part, (2) defect (whether obvious or hidden and whether or not present in any Sample approved by Disney) in an Article, (3) personal injury,
                 (4) infringement of any rights of any other person by the manufacture, sale, possession or use of Articles, (5) breach on Licensee's part of any covenant contained in this Agreement, or (6) failure of the Articles or by Licensee to comply with applicable Laws. The parties indemnified hereunder shall include Disney Enterprises, Inc., its licensor, and its and their parent, Affiliates and successors, and its and their officers, directors, employees and agents. The indemnity shall not apply to any claim or liability relating to any infringement of the copyright of a third party caused by Licensee's utilization of the Licensed Material and the Trademarks in accordance with the provisions hereof, unless such claim or liability arises out of Licensee's failure to obtain the full assignment of rights referenced in Paragraph 12.

         B. Disney shall indemnify Licensee during and after the term hereof against all claims, demands, suits, judgments, losses, liabilities (including settlements entered into in good faith with Disney's consent, not to be unreasonably withheld) and expenses of any nature (including reasonable attorneys' fees) arising out of any claim that Licensee's use of any representation of the Licensed Material or the Trademarks approved in accordance with the provisions of this Agreement infringes the copyright of any third party or infringes any right granted by Disney to such third party, except for claims arising out of Licensee's failure to obtain the full assignment of rights referenced in Paragraph 12. ~Licensee shall not, in any case, be entitled to recover for lost profits.

         C. Additionally, if by reason of any claims referred to in Subparagraph 25.B., Licensee is precluded from selling any stock of Articles or utilizing any materials in Licensee's possession or which come into Licensee's possession by reason of any required recall, Disney shall be obligated to purchase such Articles and materials from Licensee at their out-of-pocket cost to Licensee, excluding overheads, but Disney shall have no other responsibility or liability with respect to such Articles or materials.

         D. Disney gives no warranty or indemnity with respect to any liability or expense arising from any claim that use of the Licensed Material or the Trademarks on or in connection with the Articles hereunder or any packaging, advertising or promotional material infringes on any trademark right of any third party or

Impact, Inc.
Disney's George of the Jungle
  Agreement dated December 13, 1996
Page 26


                 otherwise constitutes unfair competition by reason of any prior rights acquired by such third party, other than rights acquired from Disney. It is expressly agreed that it is Licensee's responsibility to carry out such investigations as Licensee may deem appropriate to establish that Articles, packaging, and promotional and advertising material which are manufactured or created hereunder, including any use made of the Licensed Material and the Trademarks therewith, do not infringe such right of any third party, and Disney shall not be liable to Licensee if such infringement occurs.

         E. Licensee and Disney agree to give each other prompt written notice of any claim or suit which may arise under the indemnity provisions set forth above. Without limiting the foregoing, Licensee agrees to give Disney written notice of any product liability claim made or suit filed with respect to any Article, any investigations or directives regarding the Articles issued by the Consumer Product Safety Commission ("CPSC") or other federal, state or local consumer safety agency, and any notices sent by Licensee to, or received by Licensee from, the CPSC or other consumer safety agency regarding the Articles within seven (7) days of Licensee's receipt or promulgation of the claim, suit, investigation, directive, or notice.

26.      INSURANCE

         Licensee shall maintain in full force and effect at all times while this Agreement is in effect and for three years thereafter commercial general liability insurance on a per occurrence form, including broad form coverage for contractual liability, property damage, products liability and personal injury liability (including bodily injury and death), waiving subrogation, with minimum limits of no less than two million dollars (US $2,000,000.00) per occurrence, and naming as additional insureds those indemnified in Paragraph 25 hereof.
         Licensee also agrees to maintain in full force and effect at all times while this Agreement is in effect such Worker's Compensation Insurance as is required by applicable law and Employer's Liability Insurance with minimum limits of one million dollars (US $1,000,000.00) per occurrence. All insurance shall be primary and not contributory. Licensee shall deliver to Disney a certificate or certificates of insurance evidencing satisfactory coverage and indicating that Disney shall receive thirty (30) days unrestricted prior written notice of cancellation, non-renewal or of any material change in coverage. Licensee's insurance shall be carried by an insurer with a BEST Guide rating of B + VII or better. Compliance herewith in no way limits Licensee's indemnity obligations, except to the extent that Licensee's insurance company actually pays Disney amounts which Licensee would otherwise pay Disney.

Impact, Inc.
Disney's George of the Jungle
  Agreement dated December 13, 1996
Page 27




27.      WITHDRAWAL OF LICENSED MATERIAL

         Licensee agrees that Disney may, without obligation to Licensee other than to give Licensee written notice thereof, withdraw from the scope of this Agreement any Licensed Material which by the Marketing Date or, if such a date is not specified in Subparagraph 1.O., by six (6) months from the commencement of the Principal Term or the date of any applicable amendment, is not being used on or in connection with the Articles. Disney may also withdraw any Licensed Material or Articles the use or sale of which under this Agreement would infringe or reasonably be claimed to infringe the rights of a third party, other than rights granted by Disney, in which case Disney's obligations to Licensee shall be limited to the purchase at cost of Articles and other materials utilizing such withdrawn Licensed Material which cannot be sold or used. In the case of any withdrawal under the preceding sentence, the Advances and Guarantees shall be adjusted to correspond to the time remaining in the Principal Term, or the number of Articles remaining under the Agreement, at the date of withdrawal.


28.      TERMINATION

         Without prejudice to any other right or remedy available to Disney:

         A. Disney shall have the right at any time to terminate this Agreement by giving Licensee written notice thereof, if Licensee fails to manufacture, sell and distribute the Articles, or to furnish statements and pay Royalties as herein provided, or if Licensee otherwise breaches the terms of this Agreement, and if any such failure is not corrected within fifteen (15) days after Disney sends Licensee written notice thereof.

         B. Disney shall have the right at any time to terminate this Agreement immediately by giving Licensee written notice thereof:

                 (1) if Licensee delivers to any customer without Disney's written authorization merchandise containing representations of Licensed Material or other material the copyright or other proprietary rights to which are owned or licensed by Disney other than Articles listed herein and approved in accordance with the provisions hereof,

                 (2) if Licensee delivers Articles outside the Territory or knowingly sells Articles to a third party for delivery outside the Territory, unless pursuant to a written distribution permission or separate written license agreement with Disney or any of Disney's Affiliates;

Impact, Inc.
Disney's George of the Jungle
  Agreement dated December 13, 1996
Page 28



                 (3) if a breach occurs which is of the same nature, and which violates the same provision of this Agreement, as a breach of which Disney has previously given Licensee written notice;

                 (4) if Licensee breaches any material term of any other license agreement between the parties, and Disney terminates such agreement for cause;

                 (5) if Licensee shall make any assignment for the benefit of creditors, or file a petition in bankruptcy, or is adjudged bankrupt, or becomes insolvent, or is placed in the hands of a receiver, or if the equivalent of any such proceedings or acts occurs, though known by some other name or term;

                 (6) if Licensee is not permitted or is unable to operate Licensee's business in the usual manner, or is not permitted or is unable to provide Disney with assurance satisfactory to Disney that Licensee will so operate Licensee's business, as debtor in possession or its equivalent, or is not permitted, or is unable to otherwise meet Licensee's obligations under this Agreement or to provide Disney with assurance satisfactory to Disney that Licensee will meet such obligations; and/or

                 (7) if Licensee breaches any covenant set forth in Paragraph 11 of this Agreement.

29.      RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION

         A. Upon the expiration or termination of this Agreement, all rights herein granted to Licensee shall revert to Disney, any unpaid portion of the Guarantee shall be immediately due and payable, and Disney shall be entitled to retain all Royalties and other things of value paid or delivered to Disney. Licensee agrees that the Articles shall be manufactured during the Principal Term in quantities consistent with anticipated demand therefor so as not to result in an excessive inventory build-up immediately prior to the end of the Principal Term. Licensee agrees that from the expiration or termination of this Agreement Licensee shall neither manufacture nor have manufactured for Licensee any Articles, that Licensee will deliver to Disney any and all artwork (including Style Guides, animation cels and drawings) which may have been used or created by Licensee in connection with this Agreement, that Licensee ,will at Disney's option either sell to Disney at cost or destroy or efface any molds, plates and other items used to reproduce Licensed Material or Trademarks, and that, except as hereinafter provided, Licensee will cease selling Articles. Any unauthorized distribution of Articles

Impact, Inc.
Disney's George of the Jungle
  Agreement dated December 13, 1996
Page 29


                 after the expiration or termination of this Agreement shall constitute copyright infringement.

         B. If Licensee has any unsold Articles in inventory on the expiration or termination date, Licensee shall provide Disney with a full statement of the kinds and numbers of such unsold Articles. If such statement has been provided to Disney and if Licensee has fully complied with the terms of this Agreement, including the payment of all Royalties due and the Guarantee, upon notice from Disney Licensee shall have the right for a limited period of three (3) calendar months from such expiration or earlier termination date to sell off and deliver such Articles as authorized under Subparagraph 2.A. Licensee shall furnish Disney statements covering such sales and pay Disney Royalties in respect of such sales. Such Royalties shall not be applied against the Advance or towards meeting the Guarantee. If the sell-off period is extended by Disney to a date which is not a quarter end month, Licensee's statement and Royalties for such sell-off period shall be due thirty (30) days after the last day of the sell-off period.

         C. In recognition of Disney's interest in maintaining a stable and viable market for the Articles during and after the Principal Term and any sell-off period, Licensee agrees to refrain from "dumping" the Articles in the market during any sell-off period granted to Licensee. "Dumping" shall mean the distribution of product at volume levels significantly above Licensee's prior sales practices with respect to the Articles, and at price levels so far below Licensee's prior sales practices with respect to the Articles as to disparage the Articles; provided, however, that nothing contained herein shall be deemed to restrict Licensee's ability to set product prices at Licensee's discretion.

         D. Except as otherwise agreed by Disney in writing, any inventory of Articles in Licensee's possession or control after the expiration or termination hereof and of any sell-off period granted hereunder shall be destroyed, or all Licensed Material and Trademarks removed or obliterated therefrom.

         E. If Disney supplies Licensee with forms regarding compliance with this Paragraph 29, Licensee agrees to complete, execute and return such forms to Disney expeditiously.

         F. Notwithstanding any provision to the contrary, in the case of termination under Paragraph 28.B. (5) or (6), in order to protect the value of the Articles and to avoid any disparagement of the Articles which could occur as a result of the

Impact, Inc.
Disney's George of the Jungle
  Agreement dated December 13, 1996
Page 30


                 circumstances of termination, Disney shall have the option, in Disney's absolute discretion, to purchase any or all unsold Articles in Licensee's inventory on the termination date at 20% over Licensee's cost of goods for such Articles (not including overhead).


30.      WAIVERS

         A waiver by either party at any time of a breach of any provision of this Agreement shall not apply to any breach of any other provision of this Agreement, or imply that a breach of the same provision at any other time has been or will be waived, or that this Agreement has been in any way amended, nor shall any failure by either party to object to conduct of the other be deemed to waive such party's right to claim that a repetition of such conduct is a breach hereof.


31.      PURCHASE OF ARTICLES BY DISNEY

         If Disney wishes to purchase Articles, Licensee agrees to sell such Articles to Disney or any of Disney's Affiliates at as low a price as Licensee charges for similar quantities sold to Licensee's regular customers and to pay Disney Royalties on any such sales.

32.      NON-ASSIGNABILITY

         A. Licensee shall not voluntarily or by operation of law assign, sub-license, transfer, encumber or otherwise dispose of all or any part of Licensee's interest in this Agreement without Disney's prior written consent, to be granted or withheld in Disney's absolute discretion. Any attempted assignment, sub-license, transfer, encumbrance or other disposal without such consent shall be void and shall constitute a material default and breach of this Agreement. "Transfer" within the meaning of this Paragraph 32 shall include any merger or consolidation involving Licensee or any directly or indirectly controlling Affiliate(s) of Licensee ("Controlling Affiliate"), any sale or transfer of all or substantially all of Licensee's or its Controlling Affiliate(s)' assets; any transfer of Licensee's rights hereunder to a division, business segment or other entity different from the one specifically referenced on page I hereof (or any sale or attempted sale of Articles under a trademark or trade name of such division, business segment or other entity); any public offering, or series of public offerings, whereby a cumulative total of thirty-three and one-third percent (33-1/3%) or more of the voting stock of Licensee or its Controlling Affiliate(s) is offered for purchase, and any acquisition or series of acquisitions, by any person or entity, or group of related persons or entities, of a cumulative total of

Impact, Inc.
Disney's George of the Jungle
  Agreement dated December 13, 1996
Page 31


                 thirty-three and one-third percent (33-1/3%) or more of the voting stock of Licensee or its Controlling Affiliate(s), or the right to vote such percentage (or, if Licensee is a partnership, resulting in the transfer of thirty-three and one-third percent (33-1/3%) or more of the profit and loss participation in Licensee, or the occurrence of any of the foregoing with respect to any general partner of Licensee).

         B. Licensee agrees to provide Disney with at least two (2) weeks prior written notice of any desired assignment of this Agreement or other transfer as defined in Subparagraph 32.A. At the time Licensee gives such notice, Licensee shall provide Disney with the information and documentation necessary to evaluate the contemplated transaction. Disney's consent (if given) to any assignment of this Agreement or other transfer as defined in Subparagraph 32.A. shall be subject to such terms and conditions as Disney deems appropriate, including but not limited to, payment of a transfer fee. The amount of the transfer fee shall be determined by Disney based upon the circumstances of the particular assignment or transfer, taking into account such factors as the estimated value of the license being assigned or otherwise transferred, the risk of business interruption or loss of quality, production or control Disney may suffer as a result of the assignment or other transfer; the identity, reputation, creditworthiness, financial condition and business capabilities of the proposed assignee or transferee; and Disney's internal costs related to the assignment or other transfer, provided, however, in no event shall the transfer fee be less than $100,000,00. The foregoing transfer fee shall not apply if this Agreement is assigned to one of Licensee's Affiliates as part of a corporate reorganization exclusively among some or all of the entities existing in Licensee's corporate structure when this Agreement is signed; provided, however, that Licensee must give Disney written notice of such assignment and a description of the reorganization. The provisions of this Subparagraph 32.B. shall supersede any conflicting provisions on this subject in any merchandise license agreement previously entered into between the parties for this Territory.

         C. Notwithstanding Subparagraph's 32.A. and B., Licensee may, upon written notice to Disney, unless Disney has objected 'within thirty (30) days of receipt of such notice, sublicense Licensee's rights hereunder to Licensee's Affiliates. Licensee hereby irrevocably and unconditionally guarantees that they will observe and perform all of Licensee's obligations hereunder, including, without limitation, the provisions governing approvals, and compliance with approved samples, applicable Laws, and all other provisions hereof, and that they will otherwise adhere strictly to all of the terms hereof and act in accordance with

Impact, Inc.
Disney's George of the Jungle
  Agreement dated December 13, 1996
Page 32


                 Licensee's obligations hereunder. Any involvement of an Affiliate in the activities which are the subject of this Agreement shall be deemed carried on pursuant to such a sublicense and thus covered by such guarantee; however such involvement may be treated by Disney as a breach of this Agreement, unless Licensee has notified Disney of Licensee's intent to sublicense an Affiliate in each instance, and Disney has failed to object within thirty (30) days of receipt of such notice.

33.      RELATIONSHIP

         This Agreement does not provide for a joint venture, partnership, agency or employment relationship between the parties, or any other relationship than that of licensor and licensee.

34.      CONSTRUCTION

         The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any of the parties. Headings of paragraphs herein are for convenience of reference only and are without substantive significance.

35.      MODIFICATIONS OR EXTENSIONS OF THIS AGREEMENT

         Except as otherwise provided herein, this Agreement can only be extended or modified by a writing signed by both parties; provided, however, that certain modifications shall be effective if signed by the party to be charged and communicated to the other party.

36.      NOTICES

         All notices which either party is required or may desire to serve upon the other party shall be in writing, addressed to the party to be served at the address set forth on page 1 of this Agreement, and may be served personally or by depositing the same addressed as herein provided (unless and until otherwise notified), postage prepaid, in the United States mail. Such notice shall be deemed served upon personal delivery or upon the date of mailing; provided, however, that Disney shall be deemed to have been served with a notice of a request for approval of materials under this Agreement only upon Disney's actual receipt of the request and of any required accompanying materials. Any notice sent to Disney hereunder shall be sent to the attention of "Vice President, Licensing", unless Disney advises Licensee in writing otherwise.

Impact, Inc.
Disney's George of the Jungle
  Agreement dated December 13, 1996
Page 33


37.      MUSIC

         Music is not licensed hereunder. Any charges, fees or royalties payable for music rights or any other tights not covered by this Agreement shall be additional to the Royalties and covered by separate agreement.

38.      PREVIOUS AGREEMENTS

         This Agreement, and any confidentiality agreement Licensee may have signed pertaining to any of the Licensed Material, contains the entire agreement between the parties concerning the subject matter hereof and supersedes any pre-existing or contemporaneous agreement and any oral or written communications between the parties.

39.      CHOICE OF LAW AND FORUM

         This Agreement shall be deemed to be entered into in California and shall be governed and interpreted according to the laws of the State of California. Any legal actions pertaining to this Agreement shall be commenced within the State of California and within either Los Angeles or Orange Counties.

40.      EQUITABLE RELIEF

         Licensee acknowledges that Disney will have no adequate remedy at law if Licensee continues to manufacture, sell, advertise, promote or distribute the Articles upon the expiration or termination of this Agreement. Licensee acknowledges and agrees that, in addition to any and all other remedies available to Disney, Disney shall have the right to have any such activity by Licensee restrained by equitable relief, including, but not limited to, a temporary restraining order, a preliminary injunction, a permanent injunction, or such other alternative relief as may be appropriate, without the necessity of Disney posting any bond.

41.      GOODWILL

         Licensee acknowledges that the rights and powers retained by Disney hereunder are necessary to protect Disney's or its licensor's copyrights and property rights, and, specifically, to conserve Disney's and its licensor's goodwill and good name, and the name "Disney", and therefore Licensee agrees that Licensee will not allow the same to become involved in matters which will, or could, detract from or impugn the public acceptance and popularity thereof, or impair their legal status.

Impact, Inc.
Disney's George of the Jungle
  Agreement dated December 13, 1996
Page 34



42.      POWER TO SIGN

         The parties warrant and represent that their respective representatives signing this Agreement have full power and proper authority to sign this Agreement and to bind the parties.

43.      SURVIVAL OF OBLIGATIONS

         The respective obligations of the parties under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, including but not limited to indemnification, insurance, payment of Royalties, and Paragraph 29, shall survive termination, cancellation or expiration of this Agreement.

Please sign below under the word "Agreed". When signed by both parties this shall constitute an agreement between Disney and Licensee.


AGREED:

DISNEY ENTERPRISES, INC.


By: /s/ [ILLEGIBLE]
   ------------------------------------------------

Title:
      ---------------------------------------------

Date:
     ----------------------------------------------




IMPACT, INC.



By: /s/ [ILLEGIBLE]
   ------------------------------------------------

Title:
      ---------------------------------------------

                                CATALOG SCHEDULE
                        (LIST OF PRE-APPROVED CATALOGS)

                                   STATIONERY

                                      MASS


                           Currents
                           Fingerhut
                           Lillian Vernon
                           The Right Start
                           Troll Learn and Play
                           Viewers Edge


This Catalog Schedule is subject to change, Disney reserves the right to add catalogs to or delete catalogs from the Catalog Schedule without prior notice to Licensee. Licensee agrees to cease selling Articles to a deleted catalog within sixty (60) days after written notice of the deletion. Disney will consider new catalogs requested by Licensee on a case-by-case basis,

6/15/96

                          SCHEDULE OF DISNEY LICENSES


                 The license agreement to which this schedule is attached has been filed as a specimen of all Disney license agreements to which Hedstrom Corporation and its subsidiaries are parties. It has been filed as a specimen because it is substantially similar in all material respects to each of the Disney license agreements listed below, except, perhaps, with respect to the information that has been redacted from the specimen and filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended.


 LICENSOR                 PROPERTY                 LICENSEE                   TERM            TERRITORY
 --------                 --------                 --------                   ----            ---------
  Disney                Mickey's Stuff for Kids    Amav                      12/31/99              US

  Disney                Mickey's Stuff for Kids    Amav                      12/31/99            Canada

  Disney                101 Dalmatians/Live        ERO                       6/30/98               US
                        Action #57

  Disney                101 Dalmatians/Live        ERO                       12/31/97              US
                        Action #56

  Disney                Cinderella                 ERO                       12/31/97              US

  Disney                Hercules                   ERO                       12/31/98              US

  Disney                Hunchback of Notre Dame    ERO                       12/31/97              US

  Disney                Little Mermaid #65         ERO                       7/31/99               US

  Disney                Mickey's Stuff for         ERO                       12/31/98              US
                        Kids/Babies

  Disney                Mulan                      ERO                       12/31/99             USTP

  Disney                Toy Story                  ERO                       12/31/97              US

  Disney                Winnie The Pooh            ERO                       12/31/97              US

 LICENSOR                 PROPERTY                 LICENSEE                   TERM             TERRITORY
 --------                 --------                 --------                   ----             ---------
  Disney                101 Dalmatians/Live        ERO Canada                6/30/98             Canada
                        Action

  Disney                Hercules                   ERO-Canada                12/31/98            Canada

  Disney                Hunchback of Notre Dame    ERO-Canada                12/31/97            Canada

  Disney                Hunchback of Notre Dame    ERO-Canada                12/31/97            Canada

  Disney                Little Mermaid             ERO-Canada                8/30/99             Canada

  Disney                Mickey's Stuff for Kids    ERO-Canada                12/31/97            Canada

  Disney                Toy Story                  ERO-Canada                12/31/97            Canada

  Disney                Toy Story                  ERO-Canada                12/31/97            Canada

  Disney                Winnie the Pooh            ERO-Canada                12/31/97            Canada

  Disney                Mickey for Kids            Hedstrom                  12/31/97              US

  Disney                Hunchback of Notre Dame    Hedstrom                  12/31/97              US

  Disney                101 Dalmatians             Hedstrom                  12/31/97              US

  Disney                Hercules                   Hedstrom                  12/31/98              US

  Disney                The Little Mermaid         Hedstrom                  11/30/98              US

  Disney                Mulan                      Hedstrom                  10/30/99              US

  Disney                Simba's Pride              Hedstrom                  12/30/99              US

  Disney                A Bug's Life               Hedstrom                  12/30/99              US

  Disney                101 Dalmatians             Hedstrom                  12/31/97            Canada

  Disney                101 Dalmatians/Live        Impact                    6/30/98               US
                        Action

 LICENSOR                 PROPERTY                 LICENSEE                   TERM            TERRITORY
 --------                 --------                 --------                   ----            ---------
  Disney                101 Dalmatians/Live        Impact                    12/31/97            Canada
                        Action

  Disney                Brand Spanking New Doug    Impact                    12/31/99              US

  Disney                Hercules                   Impact                    12/31/98              US

  Disney                Hercules                   Impact                    12/31/98            Canada

  Disney                Hunchback of Notre Dame    Impact                    12/31/96              US

  Disney                Little Mermaid             Impact                    6/30/99               US

  Disney                Little Mermaid             Impact                  6/30/99 (or           Canada
                                                                            12/31/99?)

  Disney                Mickey's Stuff for Kids    Impact                    12/31/98              US

  Disney                Mickey's Stuff for Kids    Impact                    12/31/98              US

  Disney                Mighty Ducks               Impact                    6/30/98               US

  Disney                Mighty Ducks               Impact                    6/30/98             Canada

  Disney                Mulan                      Impact                    12/31/99             USTP

  Disney                Toy Story                  Impact                    12/31/97              US

  Disney                Winnie The Pooh            Impact                    12/31/98              US

  Disney                Winnie The Pooh            Impact                    12/31/98            Canada

  Disney                101 Dalmatians/Live        Priss                     12/31/97            Canada
                        Action

  Disney                Cinderella                 Priss                     12/31/97            Canada

  Disney                Disney Babies              Priss                     12/31/98              US

  Disney                Hercules                   Priss                     12/31/98              US

 LICENSOR                 PROPERTY                 LICENSEE                  TERM            TERRITORY
 --------                 --------                 --------                  ----            ---------
  Disney                Hercules                   Priss                     12/31/98            Canada

  Disney                Hunchback of Notre Dame    Priss                     12/31/97              US

  Disney                Lion King                  Priss                     12/31/97            Canada

  Disney                Little Mermaid             Priss                     12/31/98            Canada

  Disney                Little Mermaid             Priss                     12/31/99              US

  Disney                Mickey's Stuff for Kids    Priss                     12/31/98              US

  Disney                Mickey's Stuff for         Priss                     12/31/98            Canada
                        Kids/Disney Babies

  Disney                Toy Story                  Priss                     12/31/98              US

  Disney                Winnie the Pooh            Priss                     12/31/98              US

  Disney                Winnie the Pooh            Priss                     12/31/98            Canada

  Disney                101 Dalmations/Live        Priss                     12/31/98              US
                        Action

  DCPLA                 DALLA, STAND, POOH,        ERO                       4/30/98           PR & Carib
                        LMERM. HERCD

  DCPLA                 DALLA, HUNCH, LIONK,       ERO                       3/31/98       CR, Guat, El Sal,
                        POCAH, STAND, TOYS, POOH                                            Pan, Nic, Hond,
                                                                                                  Bel

  DCPLA                 HUNCH, LIONK, POCAH,       Priss                     4/30/97        Cent. Am & Carib
                        STAND, POOH, TOYS,
                        HERCD, BABY, BABYN,
                        CINDR, DALLA

       LICENSOR                 PROPERTY                 LICENSEE              TERM            TERRITORY
  DCPLA                 STAND, LIONK, POCAH,       ERO      Priss         4/30/1997 (new       Colombia &
                        HUNCH, GARGO & for Priss                             contract           Equador
                        BABYN, POOH, DALLA                                   coming)

  DCPLA                 HUNCH, TOYS                Impact                    1/31/98               PR

  DCPLA                 DALLA, BABYN, LIONK,       Priss                     2/28/98             Brazil
                        HERCD, HUNCH, LMERM,
                        TOYS, POOH, STAND

  Disney-Europe,        DALLA, DALMA, TOYS,        ERO      Priss            6/30/96          Middle East
  Mid. East & Africa    POOH, STAND, HERCD,
                        LMERM                      Impact

  Disney-Mexico         DALLA, HERCD, STAND,       ERO                       4/30/98             Mexico
                        POOH





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